Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders

BSD Medical Corporation

We consent to the incorporation by reference in Registration Statement No. 333-162080 on Form S-3 and Registration Statement No. 333-157025, No. 333-142973, No. 333-50588, and No. 333-165885 on Form S-8 of BSD Medical Corporation of our reports dated November 14, 2011 with respect to the financial statements and internal control over financial reporting of BSD Medical Corporation contained in BSD Medical Corporation’s Annual Report on Form 10-K for the year ended August 31, 2011.

/s/ Tanner LLC

Salt Lake City, Utah
November 14, 2011